UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2014 (December 18, 2014)
NEW JERSEY RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-08359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to grants by New Jersey Resources Corporation’s (the “Company”) Board of Directors on November 11, 2014, on December 18, 2014, the Company entered into (i) performance share award agreements with performance criteria based upon the Company’s total shareholder return (“FY 2015 TSR Performance Shares”) and with performance criteria based upon the Company’s cumulative net financial earnings (“NFE”) per basic share (“FY 2015 NFE Performance Shares”) with each of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K), (ii) a deferred stock retention award agreement with each of the named executive officers other than Ms. Mariellen Dugan, (iii) a restricted stock award agreement with each of the named executive officers, and (iv) a performance-based restricted stock agreement with performance criteria based upon annual NFE growth with Mr. Laurence M. Downes, (such awards, together, the “Awards”) all pursuant to the Company’s 2007 Stock Award and Incentive Plan.

Performance Shares

The FY 2015 TSR Performance Shares vest, if at all, at the end of a 36-month performance period beginning on October 1, 2014, and ending on September 30, 2017, based on relative Company total shareholder return versus the established comparator group used for compensation purposes.

The FY 2015 NFE Performance Shares vest, if at all, based upon the Company’s cumulative NFE per basic share over the thirty-six month period beginning on October 1, 2014, and ending on September 30, 2017.

On their vesting dates, the FY 2015 TSR Performance Shares and FY 2015 NFE Performance Shares are payable in shares of the Company’s common stock (“Common Stock”) in amounts ranging from zero to 150 percent of the number of granted performance shares. Additional shares of Common Stock may be awarded on the vesting dates with respect to the computed value of dividend equivalents accrued (measured against the Company’s Common Stock) during the performance measurement periods, subject to the Company’s achievement of prescribed performance goals. If the Company’s performance does not meet the minimum threshold level, no shares will vest.

Deferred Stock Retention Awards

The deferred stock retention awards consist of deferred stock units. Each deferred stock unit equals one share of Common Stock and will accrue dividends. The deferred stock retention awards will become payable in full in shares of Common Stock on October 15, 2017, provided that the named executive officer complies with certain covenants, including a non-competition restriction.

Restricted Stock Awards

With the exception of a grant of restricted stock to Ms. Dugan, which will vest in its entirety on October 15, 2017, subject to her continued employment, the restricted stock awarded by the Company to each of the named executive officers will vest in three equal installments on October 15, 2015, October 15, 2016 and October 15, 2017, subject to continued employment of the named executive officer, in each case except under certain conditions.

Performance-Based Restricted Stock Award

The performance-based restricted stock awarded to Mr. Downes may vest in up to three equal installments on September 30, 2015, September 30, 2016, and September 30, 2017 if the performance goal of increased NFE per basic share for the fiscal year ending September 30, 2015, over the prior fiscal year is achieved, and subject to his continued employment, except under certain conditions.

Award Agreements

A copy of the forms of the 2007 Stock Award and Incentive Plan Performance Shares Agreement-TSR, the Stock Award and Incentive Plan Performance Shares Agreement (NFE), the Deferred Stock Retention Award Agreement, the 2007 Stock Award and Incentive Plan Restricted Stock Agreement and the 2007 Stock Award and Incentive Plan Performance-Based Restricted Stock Agreement (together, the “Award Agreements”) are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively and incorporated herein by reference. The foregoing descriptions of the Awards and Award Agreements are qualified in their entirety by the terms and provisions of the Award Agreements filed as exhibits to this Current Report on Form 8-K.

Item 9.01.        Financial Statements and Exhibits.

(c)        Exhibits.

Exhibit 10.1     Form of 2007 Stock Award and Incentive Plan Performance Shares
Agreement-TSR

Exhibit 10.2    Form of 2007 Stock Award and Incentive Plan Performance Shares
Agreement (NFE)

Exhibit 10.3    Form of Deferred Stock Retention Award Agreement

Exhibit 10.4    Form of 2007 Stock Award and Incentive Plan Restricted Stock
Agreement

Exhibit 10.5    Form of 2007 Stock Award and Incentive Plan Performance-Based
Restricted Stock Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 23, 2014
NEW JERSEY RESOURCES
CORPORATION

By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number    Exhibit

10.1	Form of 2007 Stock Award and Incentive Plan Performance Shares Agreement-TSR

10.2	Form of 2007 Stock Award and Incentive Plan Performance Shares Agreement (NFE)

10.3	Form of Deferred Stock Retention Award Agreement

10.4	Form of 2007 Stock Award and Incentive Plan Restricted Stock Agreement

10.5	Form of 2007 Stock Award and Incentive Plan Performance-Based Restricted Stock Agreement